UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2015

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2015, Chesapeake Utilities Corporation, a Delaware corporation (“Chesapeake Utilities”), and its wholly owned subsidiary, Aspire Energy of Ohio, LLC, a Delaware limited liability company (“Merger Sub” or “Surviving Entity”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gatherco, Inc., an Ohio corporation (“Gatherco”), pursuant to which Gatherco will, subject to the terms and conditions of the Merger Agreement, merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity under the name “Aspire Energy of Ohio, LLC.” The Merger Agreement has been approved by Gatherco’s Board of Directors and Chesapeake Utilities’ Merger and Acquisition Committee, however the Merger is subject to approval by Gatherco’s shareholders and other customary closing conditions. The parties intend the Merger to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, upon the closing of the Merger, each outstanding share of Gatherco common stock will be converted into the right to receive that amount of cash and that number of shares of Chesapeake Utilities common stock (together with associated rights under Chesapeake Utilities’ stockholder rights plan) determined pursuant to the terms of the Merger Agreement. Subject to certain adjustments as described in the Merger Agreement, the aggregate merger consideration payable for all of Gatherco’s common shares outstanding at the effective time of the Merger will be $57,500,000 minus the option merger consideration payable to the Gatherco option holders determined in accordance with the terms of the Merger Agreement. The closing payment made to the holders of Gatherco common shares will consist of (i) shares of Chesapeake Utilities common stock with an aggregate market value determined as described in the Merger Agreement equal to 60% of the $57,500,000 aggregate merger consideration less the option merger consideration and (ii) the balance in cash, after certain specified deductions. Specifically, the cash consideration payable for the Gatherco common shares at closing will be subject to deductions for certain Gatherco transaction expenses paid or payable in connection with the merger, including fees and expenses of Gatherco’s legal and financial advisors, to the extent that such expenses have not been paid before the closing date, the fees of the paying agent, and amounts retained in escrow pending release in accordance with the Merger Agreement. The exact amount of the closing payment that will be made in the Merger for each Gatherco common share will not be determined until the closing.

Gatherco shareholders may also be entitled to receive additional cash consideration for their common shares contingent upon whether Chesapeake Utilities or the Surviving Entity receives during a specified period of time certain revenue from the operation of any new or repurposed existing pipeline (a) that is constructed or repurposed by Chesapeake Utilities or the Surviving Entity after the closing date of the merger and becomes operational prior to the fifth anniversary of such closing date, (b) of which at least 5% of the length is located on the rights of way owned by Gatherco as of such closing date, and (c) that is utilized by Chesapeake Utilities or the Surviving Entity to transport oil, natural gas or natural gas liquids that originated from a specified area of the Utica Shale formation. This additional contingent consideration consists of the right of the Gatherco shareholders who received merger consideration to receive their pro rata share of up to 5% of any such revenue.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by each party to the Merger Agreement. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement and should not be relied upon by any other person or entity for any purpose whatsoever. In addition, such representations and warranties: (a) have been qualified by confidential disclosures made by Gatherco to Chesapeake in connection with the Merger Agreement, (b) are subject to the certain materiality qualifications which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (d) may have been included in the Merger Agreement for the purpose of allocating risk between Chesapeake Utilities and Gatherco rather than establishing matters as facts.

Covenants

The Merger Agreement also contains customary pre-closing covenants by each party to the Merger Agreement. Covenants applicable to Gatherco include, among others, covenants to (a) operate its business in the ordinary course; (b) maintain and preserve intact its business and its relationships with customers, suppliers and others; (c) maintain and preserve its assets; (d) not issue shares of its capital stock or options or other rights to acquire any shares of such capital stock; (e) not sell or otherwise dispose of any of its assets other than in the ordinary course of business; (f) not authorize, declare or pay any dividend or other distribution with respect to its capital stock; (g) not acquire (including by merger, consolidation, or acquisition of equity interests or assets or any other business combination) any business or entity; and (h) not enter into, amend, modify or terminate certain contracts. Covenants applicable to Chesapeake Utilities include, among others, covenants to (y) not amend its certificate of incorporation or bylaws in certain respects; and (z) not take or fail to take action that could reasonably be expected to prevent or impede the consummation of the Merger or the Merger from qualifying as a “reorganization” under Section 368(a) of the Code.

S-4 Registration Statement/Proxy Statement and Prospectus/Shareholder Meeting

Chesapeake Utilities and Gatherco each agreed that there would be prepared and filed with the Securities and Exchange Commission (the “SEC”) a mutually acceptable proxy statement/prospectus and a registration statement on Form S-4 to register the shares that Chesapeake will issue to Gatherco’s shareholders in connection with the Merger. Gatherco also agreed to cause a shareholders’ meeting to be held as promptly as practicable after the SEC has declared the Form S-4 effective to consider approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Merger Agreement provides that Gatherco’s Board of Directors shall recommend adoption and approval of the Merger Agreement by Gatherco’s shareholders and shall use reasonable best efforts to obtain such shareholder approval. The Merger Agreement further provides that neither the Board of Directors nor any committee thereof shall (a) withdraw, qualify or modify in any manner adverse to Chesapeake Utilities, or publicly propose to withdraw, qualify or modify in any manner adverse to Chesapeake Utilities, the recommendation by such Board of Directors or any such committee thereof of the approval and adoption of the Merger Agreement or take any action, or make any public statement, filing or release inconsistent with such recommendation (any such action described in this Section (a) being a “Recommendation Change”) or (b) approve or recommend, or publicly propose to approve or recommend, or allow Gatherco or any of its subsidiaries to execute or enter into, any contract or other instrument (whether or not binding) contemplating or otherwise relating to any alternative acquisition transaction proposal, except that at any time prior to obtaining the approval by Gatherco’s shareholders, Gatherco’s Board of Directors may make a Recommendation Change if the Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would violate its fiduciary duties to Gatherco’s shareholders under applicable law and the Board of Directors follows the procedures in doing so as set forth in the Merger Agreement. Even if a Recommendation Change is made, the Merger Agreement shall be submitted to Gatherco’s shareholders at the shareholders’ meeting for the purpose of obtaining the shareholder approval unless the Merger Agreement has been terminated pursuant to terms of the Merger Agreement.

Conditions to Closing

Consummation of the Merger is subject to customary conditions, including, among others, (a) approval and adoption of the Merger Agreement and the Merger by the holders of a majority of the common shares of Gatherco, (b) absence of any material adverse effect, (c) absence of any order or injunction prohibiting the consummation of the Merger, (d) the registration statement of Chesapeake Utilities filed on Form S-4 shall have become effective, (e) shares of Chesapeake Utilities common stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange, (f) the accuracy in all material respect of the parties’ respective representations and warranties as set forth in the Merger Agreement, (g) receipt of legal opinions stating that the Merger will qualify as a reorganization under Section 368(a) of the Code, and (h) receipt of all regulatory approvals required to consummate the Merger and the transactions contemplated thereby.

Non-Solicitation

Gatherco has also agreed, among other covenants related to potential alternative acquisition transactions, not to solicit or initiate any inquiry or any proposal or offer relating to any alternative acquisition transactions, and not to enter into discussions concerning, or provide confidential information in connection with, alternative acquisition transactions, except as expressly permitted under, and in accordance with the terms of, the Merger Agreement. Gatherco and its representatives are permitted to engage in discussions or negotiations with, and provide information to, any person in response to an unsolicited bona fide written alternative acquisition transaction proposal if, among other conditions, (a) the Gatherco shareholders’ meeting has not occurred, (b) the Board of Directors has determines in good faith (i) after consultation with its independent financial advisor and outside legal counsel, that such transaction proposal is a superior proposal to, or there is a reasonable likelihood that such transaction proposal could result in a proposal superior to, that of Chesapeake Utilities, and (ii) after consultation with its outside legal counsel, that failure to take such action would violate its fiduciary duties under applicable law, and (c) prior to providing any information or data to any person or entering into discussions or negotiations with any person, Gatherco notifies Chesapeake Utilities promptly of, among other things, such acquisition proposal, the material terms and conditions of any such proposal, and the identity of the third party making such proposal. Under the Merger Agreement, in order for an alternative acquisition transaction proposal to be a superior proposal it must be an unsolicited bona fide written offer made by a third party in respect of a transaction that if consummated would result in such third party acquiring, directly or indirectly, 100% of the equity of Gatherco or 100% of the assets of Gatherco and its subsidiaries, taken as a whole, which transaction the Gatherco Board of Directors determines in its good faith judgment (after receiving the advice of outside counsel and a nationally recognized investment banking firm) (y) to be more favorable from a financial point of view to its shareholders than the Merger (taking into account the terms and conditions of such offer and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Chesapeake Utilities in response to such offer or otherwise), as well as all other relevant factors) and (z) reasonably likely of being consummated and for which financing, to the extent required, is then fully committed or is reasonably determined to be attainable.

Termination Rights

The Merger Agreement contains certain termination rights for both Chesapeake Utilities and Gatherco, including the right of either party to terminate the Merger Agreement if (a) the Merger has not been consummated by June 30, 2015; (b) if the Gatherco shareholders’ meeting is held but approval of the Merger by Gatherco’s shareholders is not obtained; (c) a governmental entity shall have enacted or promulgated any law or regulation, issued any order or taken other action that makes illegal or prohibits the consummation of the Merger; or (d) any required regulatory approval is not obtained.

Gatherco may terminate the Merger Agreement in the event that, among other occurrences, (a) Chesapeake Utilities or Merger Sub breaches any representation or warranty or fails to perform any covenant or agreement set forth in the Merger Agreement, and such breach or failure would cause a condition to Gatherco’s obligation to close to not be satisfied, or (b) certain other conditions to the closing of the Merger become incapable of being satisfied (subject to certain conditions).

Chesapeake Utilities may terminate the Merger Agreement in the event that, among other occurrences, (a) Gatherco breaches any representation or warranty or fails to perform any covenant or agreement set forth in the Merger Agreement, and such breach or failure would cause a condition to Chesapeake Utilities’ obligation to close to not be satisfied, (b) certain other conditions to the closing of the Merger become incapable of being satisfied (subject to certain conditions), (c) the number of dissenting shares, which are shares held by Gatherco shareholders exercising and perfecting dissenters’ rights in accordance with Ohio law, exceeds 10% of Gatherco’s outstanding common shares, or (d) there is a Recommendation Change. If Chesapeake Utilities terminates the Merger Agreement as a result of a Recommendation Change or other limited circumstances as described in the Merger Agreement, Gatherco will pay Chesapeake Utilities a termination fee in the amount of $2,000,000.

Consulting Agreements with Gatherco Management

Upon the closing of the Merger, Tony Kovacevich, Gatherco’s President, and John Frank, Gatherco’s Chief Financial Officer, will cease being employees of Gatherco and will become consultants to the Surviving Entity as the successor to Gatherco. Each of Mr. Kovacevich and Mr. Frank executed consulting agreements with Gatherco in connection with the execution of the Merger Agreement, which agreements will become effective upon the closing of the Merger.

Pursuant to his consulting agreement, Mr. Kovacevich will provide to the Surviving Entity consulting services related to operational matters for at least 120 hours per month for up to one year after the closing of the merger. In addition, Mr. Kovacevich will be subject to non-competition covenants for a one-year period and non-solicitation covenants for a five-year period following the termination or expiration of his consulting agreement.

During the term of the consulting agreement, the Surviving Entity will pay Mr. Kovacevich a monthly retainer commensurate with the compensation he was paid by Gatherco at the time of the Merger. At the end of the term of the agreement, the Surviving Entity will pay Mr. Kovacevich a bonus payment equal to 12 aggregate monthly retainer amounts, payable in 12 monthly installments. The Surviving Entity and Mr. Kovacevich may mutually agree to extend the agreement on the terms described above or otherwise agreed upon by the parties.

Pursuant to his consulting agreement, Mr. Frank will provide to the Surviving Entity consulting services related to accounting and administrative matters for at least 120 hours per month for up to six months after the closing of the Merger. In addition, Mr. Frank will be subject to non-solicitation covenants for a five-year period following the termination or expiration of his consulting agreement.

During the term of the consulting agreement, the Surviving Entity will pay Mr. Frank a monthly retainer commensurate with the compensation he was paid by Gatherco at the time of the Merger. At the end of the term of the agreement, the Surviving Entity will pay Mr. Frank a bonus payment equal to six aggregate monthly retainer amounts, payable in six monthly installments. The Surviving Entity and Mr. Frank may mutually agree to extend the agreement on the terms described above or otherwise agreed upon by the parties.

Forward-Looking Statements

This Current Report on Form 8-K (including the Exhibits attached hereto) includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding benefits of the proposed Merger, anticipated future financial operating performance and results, including estimates of growth and expectation that earnings will be accretive in its first full year of operation following the Merger. These statements are based on the current expectations of Chesapeake’s management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this Current Report on Form 8-K (including the Exhibits attached hereto). These risks and uncertainties include the following: Gatherco may be unable to obtain the shareholder approval required for the Merger; conditions to the closing of the Merger may not be satisfied; problems may arise in successfully integrating Gatherco’s business; the Merger may involve unexpected costs or unexpected liabilities, or the tax treatment of or accounting for the Merger may be different from the companies’ expectations; Gatherco’s business may suffer as a result of uncertainty surrounding the transaction; the natural gas industry may be subject to future regulatory or legislative actions that could adversely affect the combined company; and the combined company may be adversely affected by other economic, business, and/or competitive factors post-transaction. Additional factors that may affect the future results of Chesapeake Utilities are set forth in its respective filings with the SEC, which are available at investor.shareholder.com/CPK/sec.cfm. Chesapeake Utilities undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Chesapeake Utilities’ registration statement on Form S-4, which will include a proxy statement of Gatherco, as well as other materials, will be filed with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHESAPEAKE UTILITIES, GATHERCO AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the registration statement and proxy statement (when available) as well as other filed documents containing information about Chesapeake Utilities at http://www.sec.gov, the SEC’s website. Free copies of Chesapeake Utilities’ SEC filings are also available on Chesapeake Utilities’ website at investor.shareholder.com/CPK/sec.cfm.

Chesapeake Utilities and Gatherco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Gatherco’s shareholders in connection with the proposed merger. Information about the directors and executive officers of Chesapeake Utilities is set forth in the proxy statement for Chesapeake Utilities’ 2014 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on April 1, 2014 and Form 10-K filed with the SEC on March 6, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the registration statement, proxy statement/prospectus and other materials to be filed with the SEC regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Conference Call

Chesapeake Utilities will host a conference call for members of the investment community on Wednesday, February 4, 2015 at 11:00 a.m. Eastern Time. To participate in the call, participants are asked to dial 866.821.5457 and reference the “Chesapeake Utilities/Gatherco Transaction” conference call.

Item 8.01. Other Events.

On February 2, 2015, Chesapeake Utilities Corporation issued a press release announcing the execution of the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1 — Agreement and Plan of Merger among Chesapeake Utilities Corporation, Aspire Energy of Ohio, LLC, Gatherco, Inc. and the Shareholder Agent, dated January 30, 2015.*

Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated February 2, 2015.

*Contents of the exhibits and Gatherco’s disclosure schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chesapeake will furnish supplementally a copy of the disclosure schedules to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

February 2, 2015	By:	Beth W. Cooper

Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Chesapeake Utilities Corporation, Aspire Energy of Ohio, LLC, Gatherco, Inc. and the Shareholder Agent, dated January 30, 2015.
99.1	Press Release of Chesapeake Utilities Corporation, dated February 2, 2015.